Exhibit 10.2

                     CONSENT AND TERMINATION AGREEMENT


                  CONSENT AND TERMINATION AGREEMENT (this "Agreement") dated as of October 11, 2000, by and between Hexcel Corporation, a corporation organized under the laws of Delaware ("Hexcel") and Ciba Specialty Chemicals Holding Inc., a corporation organized under the laws of Switzerland ("Ciba").

                                WITNESSETH:

                  WHEREAS, Ciba Specialty Chemicals Inc., a corporation organized under the laws of Switzerland and a wholly owned subsidiary of Ciba ("Ciba SCI"), and Ciba Specialty Chemicals Corporation, a corporation organized under the laws of Delaware and a wholly owned subsidiary of Ciba (together with Ciba SCI, the "Sellers") own an aggregate of 18,021,748 shares of common stock, par value $0.01 per share, of Hexcel (the "Shares");

                  WHEREAS, Ciba and the Sellers intend to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") with LXH, L.L.C., a Delaware limited liability company and LXH II, L.L.C., a Delaware limited liability company (collectively, the "Purchasers"), pursuant to which the Sellers shall sell to the Purchasers and the Purchasers shall purchase from the Sellers a number of Shares, which shall represent no more than 39.3% of the outstanding shares of Hexcel common stock immediately following such sale, in return for cash and secured promissory notes (the "GS Notes") in accordance with the provisions of the Stock Purchase Agreement (the "GS Sale");

                  WHEREAS, the Purchasers and Ciba shall enter into a Pledge Agreement (the "Pledge Agreement") in connection with the GS Sale pursuant to which, among other things, the Purchasers shall pledge to Ciba, as collateral for the GS Notes, a continuing security interest in the Shares transferred to the Purchasers in the GS Sale;

                  WHEREAS, on October 10, 2000 the board of directors of Hexcel approved, subject to the consummation of the GS Sale, a proposed registered underwritten public offering of shares of Hexcel common stock (the "Hexcel Offering");

                  WHEREAS, Hexcel and Ciba are parties to a shareholders agreement, dated as of February 29, 1996 (the "Governance Agreement"), pursuant to which, among other things, Ciba and the Sellers are subject to certain transfer restrictions with respect to the Shares;

                  WHEREAS, Hexcel and Ciba are parties to a Registration Rights Agreement, dated as of February 29, 1996 (the "Registration Rights Agreement"), as amended, pursuant to which, among other things, Ciba may request that all or a portion of the Shares be included in any registered underwritten public offering of shares of Hexcel common stock;

                  WHEREAS, Ciba and Hexcel are parties to an Indenture, dated as of February 29, 1996 (the "Indenture"), as amended, pursuant to which, among other things, Hexcel is subject to certain restrictive covenants;

                  WHEREAS, Hexcel and Ciba desire to set forth certain rights and actions to be taken by the parties hereto in connection with the GS Sale and the Hexcel Offering.


                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement, the parties hereto agree as follows:


                                 ARTICLE I

                           Governance Provisions
                           ---------------------

                  SECTION 1.01. Waiver of Transfer Restrictions. In accordance with Section 6.09(a) of the Governance Agreement, and for the sole purpose of permitting Ciba and the Sellers to consummate the GS Sale, Hexcel hereby agrees to waive the transfer restrictions set forth in
Section 4.01(a) of the Governance Agreement in connection with the GS Sale; provided, however, that such waiver shall become effective only upon (i) the closing of the GS Sale, (ii) the receipt by Hexcel of the bank consent contemplated by Section 5.2(g) of the Stock Purchase Agreement, (iii) the execution and delivery of the governance agreement in the form of Exhibit B to the Stock Purchase Agreement and (iv) the receipt by Hexcel of the resignations of all Ciba Directors (as such term is defined in the Governance Agreement) pursuant to Section 1.05 of this Agreement.

                  SECTION 1.02. Termination of the Governance Agreement. Upon the closing of the GS Sale, the Governance Agreement shall be terminated; provided, however, that, until such termination, notwithstanding Section 1.01 of this Agreement, the Governance Agreement shall remain unmodified. Hexcel and Ciba agree that the Strategic Alliance Agreement dated as of September 29, 1995 shall not be terminated by this Agreement.

                  SECTION 1.03. Restoration of Transfer Restrictions. If after the closing of the GS Sale and pursuant to the Pledge Agreement, the number of shares of Hexcel common stock owned by Ciba and the Sellers exceeds 10% of the aggregate number of shares of Hexcel common stock outstanding, then until such time as the number of shares of Hexcel common stock owned by Ciba and the Sellers is less than 10% of the aggregate number of shares of Hexcel common stock outstanding, Ciba shall not, and shall not permit any of its subsidiaries, directly or indirectly, to sell, transfer or otherwise dispose of any shares of Hexcel common stock, except
(i) transfers solely among Ciba and its wholly owned subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act of 1933 (the "Securities Act") (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the requirements of the Securities Act, in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution. As used in this
Section 1.03, "Broad Distribution" means a distribution of shares of Hexcel common stock that, to the knowledge, after due inquiry, of the party on whose behalf such distribution is being made, will not result in the acquisition by any other party of any shares of Hexcel common stock to the extent that, after giving effect to such acquisition, such acquiring party would hold in excess of 5% (or 7% if such acquiring party is an institutional investor eligible to file a statement on Schedule 13G (or any successor form) with respect to its investment in Hexcel) of the total number of votes that may be cast in the election of directors of Hexcel if all outstanding securities entitled to vote generally in such an election were present and voted at a meeting held for such purpose.

                  SECTION 1.04. Quorum. So long as Ciba or the Sellers beneficially own any Shares, Ciba shall and shall cause any Ciba Entity (as such term is defined in the Governance Agreement), if applicable, to be present for purposes of establishing a quorum in respect of any matter submitted to, or to be acted upon by the stockholders of Hexcel.

                  SECTION 1.05. Resignation of Ciba Directors. Upon the closing of the GS Sale, Ciba shall cause all Ciba Directors to immediately tender to Hexcel their resignations from the Hexcel board of directors and any committee thereof.

                  SECTION 1.06. Consent to Amendment of Hexcel Bylaws. Ciba hereby consents to the amendment and restatement of the bylaws of Hexcel, effective upon the consummation of the GS Sale, substantially in the form attached as Exhibit D to the agreement dated as of the date hereof by and among Hexcel and the Purchasers (the "Hexcel Agreement").


                                 ARTICLE II

                            Registration Rights
                            -------------------

                  SECTION 2.01. Continuation of Registration Rights. Notwithstanding Section 2.02 of this Agreement, the Registration Rights Agreement shall remain unmodified, subject, upon consummation of the GS Sale, to the provisions of Section 2.3 of the registration rights between Hexcel and the Purchasers in the form attached as Exhibit C to the Stock Purchase Agreement.

                  SECTION 2.02. Participation in Certain Public Offerings. In addition to any rights under the Registration Rights Agreement, if the number of shares to be offered in the Hexcel Offering or in any other Piggyback Registration (as such term is defined in the Registration Rights Agreement) occurring prior to the first anniversary of the consummation of the GS Sale is to be reduced pursuant to Section 3(d)(ii) of the Registration Rights Agreement, then the Shares, if any, requested to be included in such offering by Ciba and the Sellers shall have first priority with respect to inclusion as compared to any other securities, including those offered by Hexcel. In any case, (i) Hexcel shall bear all costs and expenses incurred by it in connection with such registration (other than SEC and Blue Sky fees incurred in connection with the registration of the Shares) including fees and disbursements of its counsel and accountants and printing expenses and (ii) Ciba shall pay all SEC and Blue Sky filing fees incurred in connection with the registration of the Shares, including the fees and disbursements of counsel for Ciba.


                                ARTICLE III

                            Indenture Provisions
                            --------------------

                  SECTION 3.01. Waiver of Change in Control Provisions. In accordance with Article 9 of the Indenture, and for the sole purpose of permitting Ciba and the Sellers to consummate the GS Sale, Ciba hereby waives Hexcel's repurchase obligation as set forth in Section 4.08(a) of the Indenture upon the occurrence of a Change of Control (as such term is defined in the Indenture) in connection with the GS Sale.

                  SECTION 3.02. Amendment of the Indenture. In accordance with the Article 9 of the Indenture, the Indenture shall be amended to provide that (i) upon the consummation of the Hexcel Offering or any other registered underwritten public offering of the Hexcel common stock, in each case, occurring prior to the first anniversary of the consummation of the GS Sale, the principal of and accrued interest on all Securities (as such term is defined in the Indenture) shall be due and payable and (ii) upon the consummation of the GS Sale, all of the covenants set forth in Article 4 of the Indenture (other than Sections 4.01 and 4.10 which shall continue in full force and effect) shall be of no further force and effect.


                                 ARTICLE IV

                                Termination
                                -----------

                  SECTION 4.01. Termination. This Agreement shall terminate automatically, without any further action of the parties hereto, upon the earlier of (i) termination of the Stock Purchase Agreement, (ii) the latest of (A) November 9, 2000, if the GS Sale shall not have been consummated by such date, (B) November 27, 2000, if the GS Sale shall not have been consummated by such date and the condition set forth in Section 5.2(g)(i) of the Stock Purchase Agreement shall not have been satisfied on or prior to November 8, 2000 and (C) two business days after the satisfaction of the conditions set forth in Sections 5.1(b), 5.1(c) and 5.1(d) of the Stock Purchase Agreement (the latest of such dates, the "Drop Dead Date") and
(iii) the termination of the Hexcel Agreement by a vote of the Independent Directors (as defined in the Hexcel Agreement) pursuant to Section 6.1 thereof in connection with the execution of a definitive agreement relating to an Acquisition Proposal (as defined in the Hexcel Agreement). Notwithstanding the foregoing, if this Agreement is terminated pursuant to clause (iii) of this Section 4.01, then, upon the earlier of (x) the date such Acquisition Proposal is abandoned or terminated and (y) 120 days after the execution of such definitive agreement, if the transactions contemplated by such Acquisition Proposal have not been consummated within such 120-day period, this Agreement shall be reinstated and the Drop Dead Date shall be deemed to be 21 business days after the date of such reinstatement, if the GS Sale shall not have been consummated by such date.


                                 ARTICLE V

                               Miscellaneous
                               -------------

                  SECTION 5.01. Fees and Expenses. Except as provided in
Section 2.02 or in this Section 5.01, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses. At the closing of the GS Sale, Ciba shall reimburse Hexcel $200,000 in the aggregate for its reasonable costs and expenses incurred in connection with the transactions contemplated hereby.

                  SECTION 5.02. Press Releases; Public Filings. Prior to the consummation of the GS Sale, each of Hexcel and Ciba shall consult with each other before issuing any press release or making any public filing with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public filing without having consulted with the other.

                  SECTION 5.03. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

                  SECTION 5.04. Notices. All notices, requests, consents and other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt request, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)  if to Hexcel, to the following address:

                                Hexcel Corporation
                                Two Stamford Plaza
                                281 Tresser Boulevard
                                16th Floor
                                Stamford, Connecticut 06901-3238
                                Telecopy Number:  (203) 358-3972
                                Attention:  Ira J. Krakower, Esq.
                                                      Vice President, General
                                                      Counsel and Secretary

                                with a copy to each of the following (which shall not constitute notice):

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York 10036
                                Telecopy Number:  (212) 735-2000
                                Attention:  Joseph A. Coco, Esq.
                                Paul, Weiss, Rifkind, Wharton & Garrison
                                1285 Avenue of the Americas
                                New York, New York 10019-6064
                                Telecopy Number: (212) 757-3990
                                Attention:  Judith R. Thoyer, Esq.
                          (ii)  if to Ciba, to the following address:

                                Ciba Specialty Chemicals Holding Inc.
                                Klybeckstrasse 141
                                CH - 4002, Basel
                                Switzerland
                                Telecopy No.:  41-61-636-4728
                                Attention:  Oliver Strub, Esq.

                                with a copy to (which shall not constitute notice):

                                Cravath, Swaine & Moore
                                Worldwide Plaza
                                825 Eighth Avenue
                                New York, New York 10019-7475
                                Telecopy No.:  (212) 474-3700
                                Attention:  Philip A. Gelston, Esq.

                  All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

                  SECTION 5.05. Amendments. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  SECTION 5.06. Counterparts. This Agreement may be executed in any number of counterparts, and such counterparts hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 5.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  SECTION 5.08. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any claim, action, suit, investigation or proceeding ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  SECTION 5.09. Waiver of Jury Trial. Each of the parties hereto hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement.


                  SECTION 5.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                          HEXCEL CORPORATION


                                          By: /s/ John J. Lee
                                              _________________________
                                              Name:  John J. Lee
                                              Title: Chairman and Chief
                                                     Executive Officer



                                          CIBA SPECIALTY
                                          CHEMICALS HOLDING INC.


                                          By: /s/ Hans Ulrich Miller
                                              _________________________
                                              Name:  Hans Ulrich Miller
                                              Title: General Counsel


                                          By:  /s/ Peter Sidler
                                               _________________________
                                               Name:  Peter Sidler
                                               Title: Senior Tax and
                                                      Corporate Counsel